UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

CENTRAL FREIGHT LINES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50485	74-2914331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 West Waco Drive, Waco, TX	76710
(Address of principal executive offices)	(Zip Code)

(254) 772-2120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 28, 2006, Central Freight Lines, Inc., a Nevada corporation (the "Company"), announced the completion of its going-private transaction. The transaction, which was approved by the Company's stockholders on November 21, 2006, was accomplished through the merger on November 27, 2006 of Green Acquisition Company, a Nevada corporation ("Green"), with and into the Company, with the Company as the surviving corporation (the "Merger"). The Merger was consummated pursuant to the Agreement and Plan of Merger, dated as of January 30, 2006, by and among the Company, Green, and North American Truck Lines, LLC, a Nevada limited liability company ("NATL"), as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 13, 2006, by and among the Company, Green, and NATL (the "Merger Agreement"). As a result of the Merger, NATL, Jerry Moyes ("Mr. Moyes"), the Moyes Children's Trust, dated December 14, 1992 (the "Children's Trust), and the Jerry and Vickie Moyes Family Trust, dated December 11, 1987 (the "Family Trust" and with Mr. Moyes and the Children's Trust, the "Affiliated Continuing Investors") became the owners of one hundred percent (100%) of the capital stock of the Company, and the Company's stockholders (other than the Affiliated Continuing Investors) became entitled to receive $2.25 in cash, without interest, for each share of the Company's common stock, par value $0.001 per share (the "Company Common Stock"). NATL and Green financed the Merger through equity contributions from Mr. Moyes.

Item 1.01    Entry into a Material Definitive Agreement.

Immediately prior to consummation of the Merger, the Company, the Affiliated Continuing Investors, and Robert V. Fasso, the Company's President and Chief Executive Officer, entered into a Stockholders' Agreement. The following is a summary of the material provisions of the Stockholders' Agreement:

•
No stockholder shall transfer any of such stockholder's shares of common stock of the surviving corporation without granting Mr. Moyes a right of first refusal to acquire such stockholder's shares of common stock without the express written consent of Mr. Moyes, except as otherwise provided by the Stockholders' Agreement, which allows stockholders to make transfers, without the consent of Mr. Moyes, (i) to the surviving corporation; (ii) to any trust of which such stockholder is the trustee and the sole beneficiaries of which are one or more of such stockholder, or such stockholder's spouse, children or step-children; (iii) to any limited partnership the general partner of which is the stockholder and the limited partners of which are one or more of such stockholder and such stockholder's spouse, children or step-children; (iv) any limited liability company of which the stockholder holds a majority of the membership interests and is the manager or the managing member or (v) in the case of any stockholder that is not an individual, to a wholly-owned affiliate of such stockholder (collectively, "Permitted Transferees").

•
Stockholders shall have the right, subject to the terms and conditions set forth in the Stockholders' Agreement, to sell a pro rata portion of their shares of common stock of the surviving corporation, in the event that Mr. Moyes sells any of his interest in the common stock of the surviving corporation to a third party purchaser (other than to another Stockholder, a Permitted Transferee or to an affiliate of Mr. Moyes) (a "Third Party") on the same terms and conditions, including the per share price and the date of transfer, as is applicable to Mr. Moyes.

•
Mr. Moyes will have the right, subject to the terms and conditions set forth in the Stockholders' Agreement, to require each of the stockholders (and their Permitted Transferees (other than Mr. Moyes and the surviving corporation)) and each of the optionholders to sell a pro rata portion of such stockholder's shares of common stock of the surviving corporation (including any common stock issuable upon the exercise of any derivative securities), in the event that Mr. Moyes proposes to sell all or part of his shares of common stock of the surviving corporation, to a Third Party (specifically excluding any affiliate of Mr. Moyes) on the same terms and conditions, including the per share price and the date of transfer, as is applicable to Mr. Moyes.

•
Any stockholder proposing to sell any shares of common stock of the surviving corporation to a Third Party must provide notice of such sale to Mr. Moyes. Mr. Moyes may elect to purchase all of the common stock in connection with the proposed sale on the same terms set forth in the notice of such proposed sale, subject to the terms and conditions set forth in the Stockholders' Agreement.

•
If Mr. Moyes approves an initial public offering and sale of common stock or other equity securities (a "Public Offering") of the surviving corporation pursuant to an effective registration statement under the Securities Act, the stockholders and the optionholders will take all necessary or desirable actions in connection with the consummation of the Public Offering.

•
The surviving corporation shall provide the stockholders with not less than 10 days' notice of certain public offerings and sales of common stock or other equity securities of the surviving corporation (an "Offering"), and will use its reasonable best efforts to effect in connection with the Offering, the registration of all of the shares of common stock that each stockholder notifies the surviving corporation within 10 days of such notice to include in such Offering; subject to certain limitations including, (i) the surviving corporation determining for any reason not to register such other securities or (ii) the managing underwriters determining that (A) the selling stockholders should be excluded from the Offering or (B) the number of shares proposed to be sold exceeds the number which can be sold in an orderly manner or without materially adversely affecting the market for the common stock of the surviving corporation in which case the number of shares to be sold by the stockholders will be reduced pro rata. Once Mr. Moyes has recovered all investments, costs and expenses incurred in purchasing Central and funding the operations of the surviving corporation, then the Children's Trust will be permitted to participate in an Offering on an equal basis with Mr. Moyes, but in no case greater than Moyes and the Children's Trust's combined pro rata portion of the total number of shares of common stock of the surviving corporation that all stockholders have elected to include in such Offering. The stockholders and optionholders will take all necessary or desirable actions in connection with the consummation of the Offering.

•
The Stockholders' Agreement may be amended only by a written instrument approved by the surviving corporation, on the one hand, and on behalf of the other parties to the Stockholders' Agreement by the holders of at least 60% of the voting power of the surviving corporation owned by the parties to the Stockholders' Agreement (other than the surviving corporation), on the other hand; provided, however, that, any amendment which adversely affect the rights or obligations of the stockholders thereunder or imposes additional obligations on such stockholders shall also require the written approval of the holders of at least a majority of the voting stock of the surviving corporation held by stockholders other than Mr. Moyes; provided, further, that without the approval of any of the parties thereto, the Stockholders' Agreement may be amended by the board of directors of the surviving corporation to, among other things, (i) implement the addition of any person as a stockholder, (ii) to satisfy certain legal requirements and (iii) cure any ambiguity or correct or supplement any provision of the Stockholders' Agreement that may be incomplete or inconsistent with any other provision contained therein, so long as such amendment or supplement does not adversely affect the interests of Mr. Moyes or the stockholders thereunder.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Closing, the Company notified The Nasdaq Stock Market ("Nasdaq") on November 27, 2006 that the Merger was consummated, pursuant to which the Company's stockholders (other than the Affiliated Continuing Investors) became entitled to receive $2.25 per share in cash, without interest, for each share of Company Common Stock. The Company requested that the Company Common Stock be suspended from the Nasdaq Global Market, effective at the close of market on the date of the Closing, and that Nasdaq file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Company Common Stock are no longer listed on the Nasdaq Global Market. The Company Common Stock was suspended from the Nasdaq Global Market, and the application on Form 25 was filed on November 28, 2006.

Item 3.03    Material Modification to Rights of Security Holders.

On November 27, 2006, pursuant to the terms of the Merger Agreement, each share of Company Common Stock (other than shares held by the Affiliated Continuing Investors) issued and outstanding immediately prior to the effective time of the Merger was canceled and automatically converted into the right to receive $2.25 per share in cash, without interest. Each share of Company Common Stock held by the Affiliated Continuing Investors remained outstanding as a share of common stock of the surviving corporation, and each share of common stock of Green was converted into a share of common stock of the surviving corporation.

Item 5.01    Changes in Control of Registrant.

On November 27, 2006, pursuant to the terms of the Merger Agreement, the Company consummated the Merger. The Company was the surviving corporation in the Merger. As a result of the Merger, the outstanding common stock of the Company is owned as follows: 62.9% by NATL, 25.7% by the Children's Trust, 7.0% by the Family Trust, and 4.5% by Mr. Moyes. Mr. Fasso will be able to purchase approximately 2.7% of the common stock of the Company pursuant to his stock option agreement, which was amended on September 13, 2006 to allow the stock options to remain outstanding following the Merger. Mr. Moyes owns all of the outstanding equity interests of NATL.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, the directors of Green immediately prior to the effective time of the Merger became the directors of the surviving corporation. Accordingly, upon consummation of the Merger on November 27, 2006, the following individuals submitted their resignations and ceased to be members of the board of directors of the Company: John Breslow, John Campbell Carruth, Robert V. Fasso, and Porter J. Hall. On November 27, 2006, pursuant to the terms of the Merger Agreement, the following two directors of Green became the directors of the Company immediately upon consummation of the Merger: Jerry Moyes and Jeffrey A. Shumway.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        Pursuant to the terms of the Merger Agreement, effective immediately upon consummation of the Merger on November 27, 2006, the amended and restated articles of incorporation of  the Company as in effect immediately prior to the Merger were amended and restated and, as so amended and restated, became the amended and restated articles of incorporation of the surviving corporation. A copy of the amended and restated articles of incorporation of the Company is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

        Pursuant to the terms of the Merger Agreement, effective immediately upon consummation of the Merger on November 27, 2006, the by-laws of the Company as in effect immediately prior to the Merger were amended and restated and, as so amended and restated, became the amended and restated by-laws of the surviving corporation. A copy of the amended and restated by-laws of the Company is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01    Other Events.

         On November 28, 2006, the Company issued a press release announcing the consummation of the Merger, which press release is filed as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits:

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Amended and Restated Articles of Incorporation of Central Freight Lines, Inc.

3.2	Amended and Restated By-laws of Central Freight Lines, Inc.

99.1	Press release dated November 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL FREIGHT LINES, INC.

Date:	November 29, 2006	By:	/s/ Jeff Hale
Jeff Hale
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Amended and Restated Articles of Incorporation of Central Freight Lines, Inc.

3.2	Amended and Restated By-laws of Central Freight Lines, Inc

99.1	Press release dated November 28, 2006.